Amendment 2 to Participation Agreement

         Pursuant to the Participation Agreement, made and entered into as of the 16th day of March 1999, by and among MFS Variable Insurance Trust, Liberty Life Assurance Company of Boston and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of May 1, 2001.

                                       LIBERTY LIFE ASSURANCE COMPANY OF BOSTON its authorized officer,

                                       By: /s/  John Tymochko
                                           ------------------
                                           John Tymochko
                                           Senior Vice President

                                       MFS VARIABLE INSURANCE TRUST,
                                       on behalf of the Portfolios

                                       By its authorized officer,

                                       By: /s/ James R. Bordewick, Jr.
                                           ---------------------------
                                           James R. Bordewick, Jr.
                                           Assistant Secretary


                                       MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                       By its authorized officer,



                                       By: /s/  Jeffrey L. Shames
                                           -----------------------
                                          Jeffrey L. Shames
                                          Chairman and Chief Executive Officer

                                                               As of May 1, 2001

                                   SCHEDULE A

                        Accounts, Policies and Portfolios

                     Subject to the Participation Agreement

===============================================================================================================================
           Name of Separate

           Account and Date                              Policies Funded                             Portfolios
  Established by Board of Directors                    by Separate Account                     Applicable to Policies

===============================================================================================================================
        LLAC Variable Account                        Modified Single Payment

            (Est. 7/10/98)                                Variable Life              MFS Investors Trust Series (formerly known
                                                                                          as MFS Growth with Income Series)
                                                                                                 MFS Research Series

                                                  Flexible Premium Variable Life                MFS Utilities Series
                                             All Subsequent Policyholders within LLAC        MFS Emerging Growth Series

                                                         Variable Account                 MFS Capital Opportunities Series

                                                                                               MFS High Income Series

-------------------------------------------------------------------------------------------------------------------------------